UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 2, 2016

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 Shaffer parkway, suite 5, littleton, colorado 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement

On August 2, 2016, Vista Gold Corp. (the “Registrant”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Registrant and Cantor Fitzgerald Canada Corporation (“CFCC”) and Rodman & Renshaw a unit of H.C. Wainwright & Co., LLC (together with CFCC, the “Co-Lead Underwriters” and acting as joint bookrunners), for a syndicate of underwriters, including Sprott Private Wealth LP, Roth Capital Partners, LLC and Jett Capital Advisors, LLC, acting as co-managers (collectively with the Co-Lead Underwriters, the “Underwriters”). The Underwriting Agreement relates to the offer and sale in the United States and Canada of up to 10,750,000 units (the “Units”) of the Registrant at a public offering price of $1.40 per Unit, each Unit consisting of one common share of the Registrant and one half (1/2) of a warrant to purchase a common share at an exercise price of $1.92 per common share. The Registrant has granted the underwriters an option, exercisable at the offering price until one business day prior to the closing date of the Offering, to purchase up to an additional 15% of the base Units offered in the Offering (which may be exercised for Units, Shares, Warrants or a combination thereof) to cover over-allotments, if any, and for market stabilization purposes. The Offering is expected to close on August 8, 2016, subject to obtaining customary TSX and NYSE MKT approvals.

The offering is registered under the Registrant’s shelf registration statement on Form S-3 (Registration No. 333-196527), including a base prospectus dated August 15, 2014, as supplemented by a prospectus supplement dated August 2, 2016. The offering is being made concurrently in Canada pursuant to a Canadian Prospectus and Prospectus Supplement filed with the securities commissions or similar regulatory authorities in the provinces of Canada (except Quebec) for the purpose of qualifying the Units for sale.

The Underwriting Agreement contains customary representations, warranties and covenants by the Registrant, conditions to closing and indemnification provisions, as well as a form lock-up agreement that will be signed by certain of the Registrant’s directors and officers, filed herewith as Exhibit “B” to Exhibit 1.1.

The Underwriting Agreement provides that the Registrant will pay the Underwriters cash compensation in amount equal to 6% of the aggregate gross proceeds of the offering (3% for Units purchased pursuant to a president’s list) and warrants equal to 3% of the number of common shares issued in the offering (1.5% of the number of common shares issued pursuant to the president’s list), exercisable in the same terms as warrants issued in the offering.

The above description of the material terms of the Underwriting Agreement is qualified in its entirety by the full terms and conditions of the Underwriting Agreement, attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 2, 2016, the Registrant issued a press release, a copy of which is attached to this report as Exhibit 99.1. In accordance with General Instruction B.1 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the United States Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 2, 2016*
5.1	Borden Ladner Gervais LLP Opinion*
99.1	Press Release, dated August 2, 2016**
99.2	Consent of Borden Ladner Gervais LLP (contained in Exhibit 5.1)

* The foregoing Exhibits are hereby incorporated by reference into the Registrant’s Registration Statement on Form S-3 (File No. 333-196527), filed with the SEC on June 5, 2014, as declared effective on August 15, 2014, pursuant to the United States Securities Act of 1933, as amended.

** The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)

Dated: August 3, 2016	By:	/s/John F. Engele
John F. Engele Chief Financial Officer